Exhibit 3.1
AMENDMENT NO. 4 TO THE FIFTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
ENTERPRISE PRODUCTS PARTNERS L.P.
     This Amendment No. 4 (this “Amendment No. 4”) to the Fifth Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated effective as of October 26, 2009 (the “Partnership Agreement”) is hereby adopted by Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.
RECITALS
     WHEREAS, Section 5.6 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may, for any Partnership purpose, at any time or from time to time, issue additional Partnership Securities for such consideration and on such terms and conditions as determined by the General Partner; and
     WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect an amendment that the General Partner determines to be necessary or advisable in connection with the authorization of the issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and
     WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners in any material respect; and
     WHEREAS, the Partnership has entered into an Agreement and Plan of Merger, dated as of June 28, 2009 (the “Merger Agreement”), by and among the Partnership, the General Partner, Enterprise Sub B LLC (“Enterprise Sub B”), TEPPCO Partners, L.P. (“TEPPCO”) and Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), pursuant to which, among other things, (i) Enterprise Sub B will merge with and into TEPPCO, with TEPPCO as the surviving entity, and (ii) the Partnership will issue to Duncan Family Interests, Inc. Class B Units representing a new class of Partnership Securities to be designated as “Class B Units,” with such terms as are set forth in this Amendment No. 4; and
     WHEREAS, the issuance of the Class B Units complies with the requirements of the Partnership Agreement; and
     WHEREAS, the General Partner has determined, pursuant to Section 13.1(g) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or appropriate in connection with the authorization of the issuance of the Class B Units; and

     NOW, THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
     Section 1. Amendments.
          (a) Section 1.1 and Attachment 1. Section 1.1 and the definitions listed on Attachment I are hereby amended to add, or to amend and restate, the following definitions:
          “Class B Conversion Effective Date” has the meaning assigned to such term in Section 5.12(f).
          “Class B Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Class B Units in this Agreement. The term “Class B Unit” does not refer to a Common Unit until such Class B Unit has converted into a Common Unit pursuant to the terms hereof.
          “Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or Class B Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.
          “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that with respect to Partnership Securities, if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the limitation in the foregoing proviso shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) if the General Partner shall have notified such Person or Group in writing, prior to such acquisition, that such limitation shall not apply to such Person or Group or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner; and provided, further, that none of the Class B Units shall be deemed to be Outstanding for purposes of determining if any Class B Units are entitled to distributions of Available Cash unless such Class B Units shall have been reflected on the books of the Partnership as outstanding during such Quarter and on the Record Date for the determination of any distribution of Available Cash.
          (b) Article IV; Section 4.7(d). Article IV of the Partnership Agreement is hereby amended to add Section 4.7(d) as follows:
     “(d) The transfer of a Class B Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.9.”
          (c) Section 5.5(c). Section 5.5(c) of the Partnership Agreement is hereby amended and restated as follows:
     “(c)(i) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
     (ii) Subject to Section 6.9, immediately prior to the transfer of a Class B Unit or of a Class B Unit that has converted into a Common Unit pursuant to Section 5.12(f) by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Class B Units or converted Class B Units will (A) first, be allocated to the Class B Units or converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class B Units or converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or converted Class B Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or retained converted Class B Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class B Units or converted Class B Units will have a balance equal to the amount allocated under clause (A) hereinabove.”
          (d) Article V; Section 5.12. Article V of the Partnership Agreement is hereby amended to add a new Section 5.12 creating a new series of Partnership Units as follows:
     “Section 5.12 Establishment of Class B Units.
     (a) General. The General Partner hereby designates and creates a class of Units to be designated as “Class B Units” and consisting of a total of 4,520,431 Class B Units, and fixes the designations, preferences and relative, participating, optional or other special rights, powers and duties of holders of the Class B Units as set forth in this Section 5.12.
     (b) Rights of Class B Units. During the period commencing upon issuance of the Class B Units and ending on the Class B Conversion Effective Date:
     (i) Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and credit, including Unrealized Gain or Unrealized Loss to be allocated to the Partners pursuant to Section 6.1(c), shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units that were then Outstanding.
     (ii) Distributions. Prior to the Class B Conversion Effective Date, the Class B Units shall not be entitled to receive distributions of Available Cash pursuant to Section 6.3.
     (c) Voting Rights. Prior to the Class B Conversion Effective Date, the Class B Units shall be entitled to vote with the Common Units as a single class on any matters on which Common Unitholders are entitled to vote, except that the Class B Units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.
     (d) Certificates. The Class B Units will be evidenced by certificates in substantially the form of Exhibit A to this Amendment No. 4 and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The certificates will initially include a restrictive legend to the effect that the Class B Units have not been registered under the Securities Act or any state securities laws.
     (e) Registrar and Transfer Agent. The General Partner will act as registrar and transfer agent of the Class B Units.
     (f) Conversion. Each Class B Unit shall automatically convert into one Common Unit (subject to appropriate adjustment pursuant to Section 5.10 in the event of any split-up, combination or similar event affecting the Common Units or other Units that occurs prior to the Class B Conversion Effective Date) on the date immediately following the payment date for the 16th distribution of Available Cash pursuant to Section 6.3 following the Closing Date (as defined in the Merger Agreement”) (the “Class B Conversion Effective Date”) without any further action by the holders thereof. The terms of the Class B Units will be changed, automatically and without further action, on the Class B Conversion Effective Date so that each Class B Unit is converted into one Common Unit and, immediately thereafter, none of the Class B Units shall be Outstanding; provided, however, that such converted Class B Units will remain subject to the provisions of Sections 6.1(d)(xiii) and 6.9.

     (g) Surrender of Certificates. Subject to the requirements of Section 6.9, on or after the Class B Conversion Effective Date, each holder of Class B Units shall promptly surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units. In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Units one or more Unit Certificates, registered in the name of such holder, or other evidence of the issuance of uncertificated certificates, for the number of Common Units to which such holder shall be entitled. Such conversion shall be deemed to have been made as of the Class B Conversion Effective Date whether or not the Class B Unit Certificate has been surrendered as of such date, and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units as of such date.
     (e) Section 6.1(d)(iii)(A). Section 6.1(d)(iii)(A) of the Partnership Agreement is hereby amended and restated to read in its entirety:
     “A. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders (except Unitholders holding Class B Units with respect to any Record Date prior to the Class B Conversion Effective Date) with respect to their Units (on a per Unit basis), then (1) there shall be allocated income and gain to each Unitholder receiving such greater cash or property distribution until the aggregate amount of such items allocated pursuant to this Section 6.1(d)(iii)(A) for the current taxable year and all previous taxable years is equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated income and gain in an aggregate amount equal to the product obtained by multiplying the sum of the amounts allocated in clause (1) above by the quotient obtained by dividing the General Partner’s Percentage Interest by the aggregate Percentage Interest of Partners other than the General Partner.
     (f) Section 6.1(d)(xiii). Section 6.1(d) is hereby amended and restated to add a new Section 6.1(d)(xiii) as follows:
     “(xiii) Economic Uniformity. With respect to any taxable period in which the Class B Conversion Effective Date occurs (and, if necessary, any subsequent taxable period), items of Partnership gross income, gain, deduction or loss for the taxable period shall be allocated 100% to each Limited Partner with respect to such Limited Partner’s Class B Units that are Outstanding on the Class B Conversion Effective Date in the proportion that the respective number of Class B Units held by such Partner bears to the total number of Class B Units then Outstanding, until each such Partner has been allocated the amount of gross income, gain, deduction or loss with respect to such Partner’s Class B Units that causes the Capital Account attributable to each Class B Unit, on a per Unit basis, to equal the Per Unit Capital Amount for a Common Unit on the Class B Conversion Effective Date. The purpose for this allocation is to establish uniformity between the Capital Accounts underlying converted Class B Units and the Capital Accounts underlying Common Units immediately prior to the conversion of Class B Units into Common Units.
     (g) Article VI; Section 6.9. Article VI is hereby amended and restated to add a new Section 6.9 as follows:
     “Section 6.9 Special Provisions Relating to the Holders of Class B Units. A Unitholder holding a Class B Unit that has converted into a Common Unit pursuant to Section 5.12 shall not be issued a Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Common Units until such time as the General Partner determines, based on advice of counsel, that the converted Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.9, the General Partner shall take whatever steps are required to provide economic uniformity to the converted Class B Units in preparation for a transfer of such Common Units, including the application of Sections 5.5(c)(ii) and 6.1(d)(xiii); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Unit Certificates.”
     Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.
     Section 3. Governing Law. This Amendment No. 4 will be governed by and construed in accordance with the laws of the State of Delaware.
     Section 4. Counterparts. This Amendment No. 4 may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, this Amendment No. 4 has been executed as of the date first written above.

General Partner: ENTERPRISE PRODUCTS GP, LLC
By:	/s/ Michael A. Creel
Michael A. Creel
President and Chief Executive Officer

EXHIBIT A
Certificate Evidencing Class B Units
Representing Limited Partner Interests in
ENTERPRISE PRODUCTS PARTNERS L.P.

No. __________	________Class B Units
     In accordance with Amendment No. 4 to the Fifth Amended and Restated Agreement of Limited Partnership of ENTERPRISE PRODUCTS PARTNERS L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that (the “Holder”) is the registered owner of Class B Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.
     THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF ENTERPRISE PRODUCTS PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE

1

COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF ENTERPRISE PRODUCTS PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE ENTERPRISE PRODUCTS PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). ENTERPRISE PRODUCTS GP, LLC, THE GENERAL PARTNER OF ENTERPRISE PRODUCTS PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF ENTERPRISE PRODUCTS PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	ENTERPRISE PRODUCTS PARTNERS L.P.

Countersigned and Registered by:	By: ENTERPRISE PRODUCTS GP, LLC, its General Partner

By:

as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature	Secretary

[Reverse of Certificate]
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT - as tenants by the entireties	___________Custodian___________
(Cust) (Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)
Additional abbreviations, though not in the above list, may also be used.
FOR VALUE RECEIVED, _______________ hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)
_______________Class B Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint _____________________________________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of ENTERPRISE PRODUCTS PARTNERS L.P.

Date: _______________	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature) (Signature)

     No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and, if requested by the General Partner pursuant to Section 4.8 of the Partnership Agreement, a Citizenship Certificate has been properly completed and executed by a transferee on a separate application that the Partnership will furnish on request without charge. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of a Citizenship Certificate in order for such transferee to obtain registration of the transfer of the Class B Units.